UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2005

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)                                  In connection with his appointment as Chief Executive Officer, President and Chief Financial Officer of Versant Corporation (“Versant” or the “Corporation”) on June 15, 2005, Jochen Witte’s employment agreement with Versant was modified effective June 15, 2005 to increase his annual salary rate to $270,000 per annum and to increase his annual target bonus amount to a potential maximum annual rate of $150,000 (the “2005 Target Bonus”).   Mr. Witte’s modified employment agreement has not been reduced to a formal writing.  The prorated amount of the 2005 Target Bonus for the period from June 15, 2005 (the date of Mr. Witte’s appointment as Versant’s Chief Executive Officer, President and Chief Financial Officer) to October 31, 2005 (the last day of Versant’s 2005 fiscal year) was $45,000.  On November 29, 2005, the Compensation Committee of Versant’s Board of Directors awarded Mr. Witte a 2005 Target Bonus of $60,000 in recognition of his performance during the 2005 fiscal year.

(b)                                 In addition, on November 29, 2005, the Compensation Committee of Versant’s Board of Directors:

•                  Determined that Mr. Witte’s annual salary rate during fiscal year 2006 would continue at a rate of $270,000 per annum;

•                  Granted Mr. Witte an option to purchase up to 20,000 shares of Versant’s Common Stock under Versant’s 2005 Equity Incentive Plan for a period of up to 10 years at a price equal to $3.69, the closing price of Versant’s Common Stock on the date of grant, with such option to vest and become exercisable over a 3-year period as follows, for so long as Mr. Witte continues to be employed by or provide other services to Versant: (i) the right to purchase 25% of the shares subject to the option would vest and become exercisable nine months after the date the option was granted and (ii) thereafter the option would vest and become exercisable with respect to 1/27 of the remaining 75% of the shares each month for a period of 27 months;

•                  Determined that Mr. Witte’s bonus compensation for fiscal year 2006 would be as follows:

•                  Mr. Witte would be paid, as a bonus, an amount equal to six percent (6%) of Versant’s net income (if any), determined in accordance with generally accepted accounting principles (“GAAP”) and computed before deduction of Mr. Witte’s bonus (“Bonusable Net Income”), payable as follows:

•                  promptly following each fiscal quarter in fiscal 2006 (other than the fourth fiscal quarter) in which Versant had Bonus Net Income, Mr. Witte would be paid an amount (a “Bonus Advance”) equal to three percent (3%) of Versant’s Bonusable Net Income for such fiscal quarter (i.e. 50% of six percent of Bonusable Net Income), with such payment to be paid in Euros based on then-current exchange rates;

•                  following the close of the 2006 fiscal year, Mr. Witte would be entitled to be paid a bonus equal to six percent (6%) of Versant’s Bonusable Net Income for fiscal year 2006, minus all Bonus Advances previously paid to Mr. Witte in fiscal 2006.

•                  in the event the sum of Mr. Witte’s Bonus Advances exceeded six percent (6%) of Versant’s Bonusable Net Income for fiscal year 2006, Mr. Witte would retain all Bonus Advances previously paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 5, 2005	By: /s/ Jochen Witte
Jochen Witte, Chief Executive Officer